AMENDMENT #1 TO PROMISSORY NOTE



WHEREAS, the Promissory Note dated March 4, 2004 in the amount of $________,
Section 1(a) Maturity Date is July 10, 2004, and

WHEREAS, ___________________________wishes to amend the Maturity Date to October 31, 2004.


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Name